Exhibit 3.23

PogoTec, Inc.

Note Purchase Agreement

This Note Purchase Agreement, dated as of July 8, 2016 (this “Agreement”) is entered into by and among PogoTec, Inc., a Delaware corporation (the “Company”), and the persons and entities delivering a signature page hereto and listed on the schedule of investors attached hereto as Schedule I (each an “Investor” and, collectively, the “Investors”).

RECITALS

1. On the terms and subject to the conditions set forth herein, Investor is willing to purchase from the Company, and the Company is willing to sell to Investor, a convertible promissory note in the principal amount set forth opposite Investor’s name on Schedule I hereto and as reflected on the Investor’s signature page hereto.

2. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Attachment A.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Notes.

(a) Issuance of Notes. At the Closing (as defined below), the Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, the Investor agrees to purchase a convertible promissory note in the form of Attachment A hereto (the “Note”) in the principal amount set forth opposite the Investor’s name on Schedule I hereto and as reflected on the Investor’s signature page hereto.

(b) Delivery. The sale and purchase of the Note will take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”). At Closing, the Company will deliver to the Investor, the Note to be purchased by Investor, against receipt by the Company of the corresponding purchase price set forth on Schedule I hereto and or Investor’s signature Page hereto (the “Purchase Price”).

2. Representations and Warranties of the Company. Except as may be set forth in the Schedule of Exceptions attached hereto as Attachment B, the Company represents and warrants to Investor that:

(a) Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation(or in the process of becoming qualified, licensed and in good standing) in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a material adverse effect on the Company.

(b) Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(c) Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not violate the Company’s Certificate of Incorporation or Bylaws) (“Charter Documents”) or any material judgment, order, writ, decree, statute, law, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other individual or entity (a “Person”) (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby.

(f) Intellectual Property. The Company and the Company’s subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and, to the Company’s knowledge, as proposed to be conducted without, to the Company’s knowledge, infringing on or conflicting with any rights of others. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(g) Material Agreements. Each of agreements set forth on Schedule 2(g) hereto (“Material Agreements”) is in full force and effect. The Company is not in default of any of its obligations under any of the Material Agreements, and, to the Company’s knowledge and belief, the other parties to any such Material Agreements are not in default under such Material Agreements.

(h) Issuance of Securities. The Note has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When shares of preferred stock are issued and paid for upon conversion of the Note in accordance with the terms of thereof, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of common stock of the Company.

(i) No Indebtedness. Neither the Company nor any of its subsidiaries has any outstanding indebtedness, liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s or its subsidiaries respective businesses.

3. Representations and Warranties of Investors. Investor represents and warrants to the Company upon the acquisition of the Note as follows:

(a) Binding Obligation. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Each of this Agreement and the Note issued to Investor is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Investor has been advised that the Note and the underlying securities into which the Note may directly or indirectly be exercised for and/or convert (the “Conversion Securities”), have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”), or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Investor is aware that, except as may be set forth in other agreements with the Investor, the Company is under no obligation to effect any such registration with respect to the Note or the Conversion Securities or to file for or comply with any exemption from registration. Investor has not been formed solely for the purpose of making this investment and is purchasing the Note to be acquired by Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Investor has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Investor is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(c) Access to Information. Investor acknowledges that the Company has given Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by Investor, and has furnished Investor with all documents and other information required for Investor to make an informed decision with respect to the purchase of the Note.

4. Conditions to Closing of the Investors. Investor’s obligations at a Closing in which Investor has agreed to participate are subject to the fulfillment, on or prior to the applicable Closing Date, of all of the following conditions, any of which may be waived in whole or in part by Investors agreeing to participate in such Closing that represent a majority of the principal to be purchased at such Closing:

(a) Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct in all material respect when made, and shall be true and correct in all material respect on the applicable Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the applicable Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c) Legal Requirements. At the applicable Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Note shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Board of Directors; Chairman. The size of the Board of Directors shall have been increased to eight (8), and Mr. Harry Edelson shall have been elected to the Board of Directors to serve as the Chairman of the Board.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors participating in such Closing.

(f) Transaction Documents. The Company shall have duly executed and delivered to the Investors participating in such Closing the following documents (which shall collectively be referred to herein as the “Transaction Documents”):

(i) This Agreement; and

(ii) The Note to be issued hereunder at such Closing.

5. Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Note at the Closing is subject to the fulfillment, on or prior to the applicable Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) Representations and Warranties. The representations and warranties made by the Investors participating in such Closing in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note.

(c) Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investors participating in such Closing, of the Note shall be legally permitted by all laws and regulations to which the Investors or the Company are subject.

(d) Purchase Price. Investor shall have delivered to the Company the Purchase Price in respect of the Note being purchased by Investor referenced in Section 1(a) hereof.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company.

6. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and Investor.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 6(e) and 6(f) below, the rights and obligations of the Company and the Investors shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes. The Notes issuable under this Agreement shall be registered notes and any transfer of such Notes shall be made solely in compliance with the provisions of the applicable Notes. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note.

(f) Assignment by the Company. Except in connection with a Change of Control, the rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Investor. The term “Change of Control” shall mean (i) any consolidation or merger involving the Company pursuant to which the Company’s stockholders prior to such transaction own less than fifty percent (50%) of the voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of the Company.

(g) Entire Agreement. The Transaction Documents constitute and contain the entire agreement among the Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof and thereof.

(h) Notices. All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid, (c) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or to such electronic mail address, facsimile number or address as subsequently modified by written notice given in according with this Section 6(h).

(i) Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

[SIGNATURE PAGE FOLLOWS]

The parties have caused this Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:	PogoTec, Inc. a Delaware corporation

/s/ Harry Edelson	/s/ Ronald Blum
Ron Blum, President and CEO

Address:	Address:

4502 Starkey Road
Suite 109
Roanoke, VA 24018
Email:	Email: rblum@pogotec.com

Investment Details:

Note Principal: $_____________________

SCHEDULE I

LIST OF INVESTORS

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Attachment A

Form of Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND THE SECURITIES ISSUABLE ON CONVERSION OF THIS NOTE WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE, HYPOTHECATION OR ANY OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO A LOCKUP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THIS NOTE.

THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE BYLAWS OF THE COMPANY AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING SET FORTH IN THE BYLAWS OF THE COMPANY. A COPY OF SUCH DOCUMENTS MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE.

PogoTec, Inc.

Convertible Promissory Note

July 8, 2016

$___________	Roanoke, VA

FOR VALUE RECEIVED, PogoTec, Inc., a Delaware corporation (the “Company”) promises to pay to ___________________ (the “Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of $1,000,000.00 or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from the date of this Convertible Promissory Note (the “Note”) on the unpaid principal balance at a rate equal to 12.0% per annum. Outstanding principal and accrued interest shall be due and payable (i) upon a Change of Control or (ii) upon demand by the Investor made in accordance with Section 1 below) but no sooner than the earlier of (a) a Qualified Financing Non-Conversion (as defined below) or (b) 48 months following the initial Closing under the Note Purchase Agreement (such date under (i) or (ii), the “Maturity Date” and such demand, “Demand”). This Note is issued pursuant to the Note Purchase Agreement dated as of July 8, 2016 (the “Note Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Note Purchase Agreement.

The following is a statement of the rights of the Investor and the conditions to which this Note is subject, and to which the Investor, by the acceptance of this Note, agrees:

1. Demand; Prepayment.

(a) Process for Making Demand. If any holder of Notes issued under the Note Purchase Agreement (including Investor) seeks to make a demand for repayment hereunder, the party shall do so in a writing to the Company that specifies the repayment date (the “Repayment Date”), which shall be no sooner than 30 days following the receipt by the Company of the written demand for repayment and shall be no sooner than the Maturity Date.

(b) Prepayment. The Company shall prepay the amounts due under this Note at the rate of $26,333.00 per month (each, a “Monthly Payment”), or such greater amount as is determined by the Company in its sole discretion. Any such partial payment shall be credited towards interest first and then to principal. Any failure to pay in full one or more Monthly Payments will result in a default interest rate of eighteen percent (18%) applying to the unpaid Monthly Payments (but not to any other amounts due under this Note).

2. Conversion.

(a) Conversion in the Qualified Financing. At the election of the Investor, the outstanding principal balance and unpaid accrued interest on this Note will be converted into the shares of the Company’s preferred stock equity securities issued in connection with a the closing of the Company’s next equity financing: (x) pursuant to which the Company issues shares of its newly issued capital stock to financial investors and (y) in which the gross aggregate proceeds to the Company from individuals and/or entities equals or exceeds $1,000,000.00 (excluding the aggregate value of all principal and interest accrued under any and all Notes to be converted) in one or more related transactions (the “Qualified Financing”). The number of shares of such equity securities issued in the Qualified Financing to be issued upon such conversion shall be equal to the quotient obtained by dividing (x) the outstanding principal and unpaid accrued interest due on this Note on the date of conversion, by (y) the Price Per Share, rounded down to the nearest whole number. Except as provided hereunder, the issuance of such shares upon conversion of this Note pursuant to this Section 2(a) shall be subject to substantially the same terms and conditions applicable to the Qualified Financing. Investor agrees to execute all necessary documents in connection with the conversion of this Note and the Qualified Financing, including, but not limited to, a definitive stock purchase agreement, within thirty (30) days of notice to Investor of the occurrence of the Qualified Financing.

For the purposes of this Note:

“Price Per Share” means a price per share equal to the price per share of the equity securities sold to the new cash investors in the Qualified Financing.

(b) Non-Conversion. In the event that the Investor elects to convert the amounts due hereunder into shares of capital stock issued in the Qualified Financing within 30 days of receiving notice that the Qualified Financing has occured, but the Company fails to take all reasonable action to complete such conversion pursuant to Section 2(a) above, then, the Investor shall have the right to declare all amounts then owed under this Note due and payable (a “Qualified Financing Non-Conversion”).

(c) Mechanics of Conversion. The Company shall, as soon as practicable after the Investor presents the Note for conversion under this Section 2, issue and deliver at such office to the Investor a certificate or certificates for the number of shares of equity securities to which the Investor shall be entitled upon conversion (bearing such legends as are required by the purchase agreement, the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to the Company), together with a replacement Note (if any principal amount is not converted) and any other securities and property to which the Investor is entitled upon such conversion under the terms of this Note, including a check payable to the Investor for any cash amounts payable as described in Section 2(d). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note, and the person or persons entitled to receive the shares of equity securities upon such conversion shall be treated for all purposes as the record Investor or Investors of such shares of equity securities as of such date.

(d) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the Company shall pay to the Investor an amount equal to the product obtained by multiplying the Price Per Share by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 2(d), the Company shall be forever released from all its obligations and liabilities under this Note.

3. Change of Control. The term “Change of Control” means (a) the acquisition of the Company by another entity by means of any transaction (including, without limitation, any reorganization, merger, purchase of outstanding stock, or consolidation), (b) a sale of all or substantially all of the material assets of the Company (including, intellectual property rights which, in the aggregate, constitute substantially all of the corporation’s material assets), or (c) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors. “Change of Control” does not, however, include (i) any such transaction in which the stockholders of the Company prior to the transaction hold more than 50% of the voting securities of the surviving or acquiring entity immediately after the transaction or (ii) the sale of the Company’s equity securities in any private equity financing, the principal purpose of which is to raise funds for the continued operation of the Company.

4. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Investor. Notwithstanding the foregoing, in the event an amendment, waiver, or modification of this Note adversely affects the rights of the Investor in a manner different than the other Investors other than by virtue of the amount of principal and interest then outstanding owed to Investors, then the written consent of the Investor shall also be required to enforce such amendment, waiver or modification.

5. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement, or at such other address or facsimile number as Company shall have furnished to the Investor in writing. All such notices and communications shall be effective (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, with a copy to be sent by United States first class mail, postage prepaid, (c) five (5) days after being sent by registered or certified mail, return receipt required, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. t.

6. Usury. In the event any interest is paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

7. Waivers. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

8. Transfer of this Note or Securities Issuable on Conversion Hereof. With respect to any offer, sale or other disposition of this Note or securities into which this Note may be converted, the Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with, to the extent requested by the Company, a written opinion of the Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify the Investor that the Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this section that the opinion of counsel for the Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify the Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9. Lock-Up Agreement. The Investor agrees, in connection with the Company’s initial public offering of the Company’s equity securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Company’s securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters; provided however that such 180 day period may be extended to the extent necessary to permit any managing underwriter to comply with NASD Rule 2711(f)(4). The obligations of Investor under this section shall be conditioned upon similar agreements being in effect with each stockholder who is an officer, director or 5% stockholder of the Company. The Investor acknowledges that the Company will be caused to be placed on any securities issued directly or indirectly on conversion of this Note the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO EXTENSION IN CERTAIN CIRCUMSTANCES) IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN AGREEMENT WITH THE COMPANY, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

10. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

PogoTec, Inc. (“Company”) a Delaware corporation

Ron Blum, President and CEO Address:

4502 Starkey Road
Suite 109
Roanoke, VA 24018

Attachment B

Schedule of Exceptions

The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.